Putnam Investors Fund, July 31, 2005, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended July 31, 2005, Putnam Management has
assumed $159,632 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	2,938
		Class B	-
		Class C	-

72DD2		Class M	-
		Class R	0
		Class Y	2,912

73A1		Class A	0.0160
		Class B	-
		Class C	-

74A2		Class M	-
		Class R	0.0290
		Class Y	0.0480

74U1		Class A	168,227
		Class B	95,931
		Class C	4,107

74U2		Class M	3,819
		Class R	8
		Class Y	43,525

74V1		Class A	13.21
		Class B	12.11
		Class C	12.77

74V2		Class M	12.62
		Class R	13.16
		Class Y	13.39